AMENDMENT NO. 2

TO

DISTRIBUTION AND SERVICE PLAN (COMPENSATION) (the “Plan”)

CLASS A SHARES

CLASS C SHARES

CLASS R SHARES

Of the Funds listed on Schedule A (each, a “Fund” and collectively, the “Funds”)

The Distribution and Service Plan (the “Plan”), dated as of May 24, 2019, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated September 30, 2020, as follows:

WHEREAS, the Trust desires to amend the Agreement change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Global Fund	Invesco Global Fund
Invesco Oppenheimer Global Focus Fund	Invesco Global Focus Fund
Invesco Oppenheimer Global Opportunities Fund	Invesco Global Opportunities Fund
Invesco Oppenheimer International Equity Fund	Invesco International Equity Fund
Invesco Oppenheimer International Small-Mid Company Fund	Invesco International Small-Mid Company Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

DISTRIBUTION AND SERVICE PLAN (COMPENSATION)

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

Portfolio	Share Class	Maximum Asset Based Sales Charge		Maximum Shareholder Services Fee		Maximum Aggregate Fee
Invesco Advantage International Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Global Focus Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Global Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Global Opportunities Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco International Equity Fund	Class A Class C Class R	NONE 0.75 0.50	% %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %
Invesco International Small-Mid Company Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer International Growth Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %”